Exhibit 99.4


                         AMENDMENT No. 1 dated as of March 31, 1999, to the
                    Rights Agreement dated as of August 21, 1998 (the "Rights Agreement"), between CROWN CASTLE INTERNATIONAL CORP. (the "Company") and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., as Rights Agent (the "Rights Agent").

          Pursuant to the terms of the Rights Agreement and in accordance with Section 26 thereof, the following actions are hereby taken prior to executing the Operating Agreement referred to below:

          Section 1. Amendment to Rights Agreement. The Rights Agreement is hereby amended as follows:

          (a) The definition of "Acquiring Person" in Section 1 of the Rights Agreement is amended to add the following at the end of the third to the last sentence thereof:

          "; provided further that, for so long as Bell Atlantic or any Affiliate of Bell Atlantic which is controlled by Bell Atlantic shall not become the Beneficial Owner of any Voting Securities other than pursuant to the following clauses (i), (ii) and (iii), none of Bell Atlantic or any such Affiliate shall be deemed to be an Acquiring Person solely by virtue of (i) the issuance of the Contributed Shares by the Company and the contribution thereof by Company Member to Crown Atlantic HoldCo at the closing of the transactions contemplated by the Formation Agreement and also after such closing in accordance with the provisions of Section 3.8 of the Formation Agreement, or (ii) the distribution or transfer of the Contributed Shares (including all changes in the Contributed Shares by reason of dividends payable in stock of the Company, distributions, issuances of stock, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other similar changes with regard to the Common Stock occurring following the date hereof, and together with all cash, securities (and rights and interests therein) and other property received or receivable with respect to the Contributed Shares) to BAM in connection with the dissolution of Crown Atlantic HoldCo or otherwise, or (iii) the payment by Company Member to BAM, made in Common Stock in connection with the dissolution of Crown Atlantic HoldCo pursuant to Section 9.5 of the Operating Agreement, of an amount equal to the Allocated Share (as defined in the Operating Agreement) of the Fair Market Value (as defined in


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the Operating Agreement) of the Crown Atlantic HoldCo Sub membership interest.

          (b) The following definitions shall be added to Section 1 of the Rights Agreement:

          "BAM" shall mean Cellco Partnership, a Delaware general partnership doing business as Bell Atlantic Mobile.

          "Bell Atlantic" shall mean Bell Atlantic Corporation, a Delaware corporation.

          "Company Member" shall mean CCA Investment Corp., a Delaware corporation and a wholly owned subsidiary of the Company.

          "Contributed Shares" shall mean the Bidder Contributed Shares, as such term is defined in the Formation Agreement.

          "Crown Atlantic HoldCo" shall mean Crown Atlantic Holding Company LLC, a Delaware limited liability company.

          "Crown Atlantic HoldCo Sub" shall mean Crown Atlantic Holding Sub LLC, a Delaware limited liability company.

          "Formation Agreement" shall mean the Formation Agreement dated as of December 8, 1998 among the Company, Company Member, BAM, and certain transferring partnerships, as amended on March 31, 1999.

          "Operating Agreement" shall mean the Operating Agreement of Crown Atlantic HoldCo entered into as of March 31, 1999.

          Section 2. Full Force and Effect. Except as expressly amended hereby, all of the provisions of the Rights Agreement are hereby ratified and confirmed to be in full force and effect in accordance with the provisions thereof on the date hereof.

          Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Delaware applicable to contracts to be made and performed entirely within such State.


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          IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to be duly executed as of the day and year first above written.

                                        CROWN CASTLE INTERNATIONAL CORP.,

                                           by: /s/ David L. Ivy
                                               --------------------------
                                               Name:  David L. Ivy
                                               Title: President


                                        CHASEMELLON SHAREHOLDER SERVICES,
                                        L.L.C.,

                                           by: /s/ Timothy D. Oliver
                                               --------------------------
                                              Name:  Timothy D. Oliver
                                              Title: Relationship Manager